SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Power Integrations, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

April 30, 2003

To Power Integrations stockholders:

You are cordially invited to attend the annual meeting of stockholders of Power Integrations, Inc. on June 4, 2003 at 5245 Hellyer Avenue, San Jose, California 95138 at 1:00 p.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2002 Power Integrations, Inc. Annual Report, which includes audited financial statements and certain other information.

It is important that you use this opportunity to take part in the affairs of Power Integrations, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. Returning the proxy or voting electronically or by telephone does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Balu Balakrishnan

President and Chief Executive Officer

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2003

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Power Integrations, Inc., which will be held on June 4, 2003, at 1:00 p.m. local time at 5245 Hellyer Avenue, San Jose, California 95138, for the following purposes:

1.	To elect two (2) Class III directors to hold office for a three-year term and until their successors are elected and qualified.

2.	To approve an amendment to our 1997 Stock Option Plan which provides that effective January 1, 2004, 725,000 shares, which would otherwise only be available for grant under the plan pursuant to non-statutory stock options, may instead be granted pursuant to incentive stock options.

3.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 14, 2003, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

By order of the board of directors,

John M. Cobb

Secretary

San Jose, California

April 30, 2003

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR TO VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

POWER INTEGRATIONS, INC.

5245 Hellyer Avenue

San Jose, California 95138

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of Power Integrations, Inc., a Delaware corporation, (“Power Integrations”) for use at the annual meeting of stockholders to be held June 4, 2003, or any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 30, 2003.

GENERAL INFORMATION

Annual Report.    An annual report for the year ended December 31, 2002, is enclosed with this proxy statement.

Voting Securities.    Only stockholders of record as of the close of business on April 14, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of that date, Power Integrations had 28,988,316 shares of common stock, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Stockholders may vote in person or by proxy. Each stockholder holding shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Power Integrations’ bylaws provide that a majority of all of the shares of capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans where the aggregate share reserve increase exceeds five percent (5%) of the issuer’s outstanding stock.

Solicitation of Proxies.    Power Integrations will bear the cost of soliciting proxies. Power Integrations will solicit stockholders by mail, through regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Power Integrations’ stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Power Integrations may use the services of the company officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, Power Integrations has engaged the services of The Altman Group, a proxy solicitation firm. Power Integrations will pay approximately $4,500 for these services and will reimburse The Altman Group for its reasonable, out-of-pocket expenses.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of Power Integrations, at the principal offices at 5245 Hellyer Avenue, San Jose, California, 95138, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Telephone and Internet Voting.    Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If a stockholder’s shares are registered in the name of a bank or brokerage firm, the stockholder may be eligible to vote the shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If a stockholder’s bank or brokerage firm is participating in ADP’s program, the proxy card will provide instructions. If a stockholder’s proxy card does not reference Internet or telephone information, please complete and return the proxy card in the postage-prepaid envelope provided.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Power Integrations has a classified board of directors which currently consists of seven (7) directors:  two (2) of whom are Class I directors, three (3) of whom are Class II directors, and two (2) of whom are Class III directors. Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2004, 2005 and 2003, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The terms of Class III directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class III directors of the board of directors at the meeting. Management’s nominees for election at the 2003 annual meeting of stockholders to Class III of the board of directors are Howard F. Earhart and Alan D. Bickell. If elected, each nominee will serve as a director until Power Integrations’ annual meeting of stockholders in 2006, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the board of directors may designate.

If a quorum is present and voting, the two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker-non-votes have no effect on the vote.

The board of directors unanimously recommends a vote “FOR” the nominees named above.

The table below sets forth the names of and certain information about Power Integrations’ directors, including the Class III nominees to be elected at this meeting.

Name	Principal occupation with Power Integrations	Age	Director since
Class I directors whose terms expire at the 2004 annual meeting of stockholders:
R. Scott Brown	Director	62	1999
Steven J. Sharp	Director	61	1988

Class II directors whose terms expire at the 2005 annual meeting of stockholders:
Balu Balakrishnan	President and Chief Executive Officer	48	2002
Nicholas E. Brathwaite	Director	44	2000
E. Floyd Kvamme	Director	65	1989

Class III nominees to be elected at the 2003 annual meeting of stockholders:
Alan D. Bickell	Director	66	1999
Howard F. Earhart	Chairman of the Board	63	1995

Directors

Class I Directors

R. Scott Brown has served as member of the board of directors since July 1999. Mr. Brown has been retired since May 1, 1999. From 1985 to May 1999, Mr. Brown served as senior vice president of worldwide sales and support for Xilinx, Inc., a designer and developer of complete programmable logic solutions for use by electronic equipment manufacturers.

Steven J. Sharp is one of the founders of Power Integrations and has served as a member of the board of directors since the company’s inception in 1988. Mr. Sharp is chairman of the board of directors of TriQuint Semiconductor, a manufacturer of electronic components for the communications industry. He served as president, chief executive officer and chairman of the board of TriQuint Semiconductor from 1991 until July 2002. Mr. Sharp also serves on the board of directors of several private companies and charitable organizations.

Class II Directors

Balu Balakrishnan has served as president and chief executive officer and as a director since January 2002. He served as president and chief operating officer from April 2001 to January 2002. From January 2000 to April

2001, he was vice president of engineering and strategic marketing. From September 1997 to January 2000, he was vice president of engineering and new business development. From September 1994 to September 1997, Mr. Balakrishnan served as vice president of engineering and marketing.

Nicholas E. Brathwaite has served as a member of the board of directors since January 2000. Mr. Brathwaite currently serves as senior vice president and chief technology officer for Flextronics International, a provider of engineering, advanced electronics manufacturing and logistical services, and has held various engineering management positions with Flextronics since 1995.  From 1989 to 1995, Mr. Brathwaite held various management positions at nChip, a multi-chip module company.

E. Floyd Kvamme has served as a member of the board of directors since September 1989. Mr. Kvamme has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital company, since 1984. Mr. Kvamme also serves on the boards of Brio Technology, Harmonic Inc., National Semiconductor, Photon Dynamics and several private companies.

Class III Director Nominees

Alan D. Bickell has served as a member of the board of directors since April 1999. Mr. Bickell retired in 1996 after more than 30 years with Hewlett Packard, serving as a corporate senior vice president and managing director of geographic operations since 1992. Mr. Bickell also serves on the board of Asiainfo Holdings, Inc. and the Peking University Educational Foundation (USA).

Howard F. Earhart has served as president, chief executive officer and as a director from January 1995 until January 2002 and continues as chairman of the board of directors. His management experience includes photographic film products at Eastman Kodak and consumer products at Memorex Corporation, where he was president of the consumer products group. Mr. Earhart also served as chief executive officer of Lin Data Corp. and Information Magnetics Corporation; both companies manufacture semiconductor-based components for the disk drive industry. Mr. Earhart currently serves on the boards of two private companies.

Board of directors’ committees and meetings

During the fiscal year ended December 31, 2002, the board of directors held four (4) meetings. The board of directors has established an audit committee, a compensation committee and a stock option committee. Each incumbent director attended at least 75% of the aggregate of such meetings of the board of directors and any committee of the board on which he served.

The members of the audit committee of the board of directors (the “Audit Committee”) during fiscal 2002 were Alan D. Bickell, Nicholas Brathwaite and E. Floyd Kvamme. The functions of the Audit Committee include recommending to the board of directors the retention of independent auditors, reviewing their independence, reviewing and approving the scope of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, and reviewing Power Integrations’ critical accounting policies. During fiscal 2002, the Audit Committee held six (6) meetings. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE.”

The members of the compensation committee of the board of directors (the “Compensation Committee”) during fiscal 2002 were Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme. The Compensation Committee’s function is to make decisions concerning salaries and incentive compensation for executive officers of Power Integrations. During fiscal 2002, the Compensation Committee held three (3) meetings. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

The sole member of the stock option committee of the board of directors (the “Stock Option Committee”) during fiscal 2002 was Balu Balakrishnan. The Stock Option Committee is responsible for administering the 1997 Stock Option Plan, including granting options to employees, and the 1998 Nonstatutory Stock Option Plan. The Stock Option Committee did not meet during 2002, but approved stock option issuances by written consent of the sole member.

PROPOSAL NUMBER TWO

APPROVAL OF AMENDMENT TO THE

1997 STOCK OPTION PLAN

The board of directors adopted the 1997 Stock Option Plan, also referred to as the 1997 Plan, on June 3, 1997. Currently, the 1997 Plan provides that the maximum number of shares issuable under the 1997 Plan will automatically be increased on the first day of each fiscal year beginning on or after January 1, 1999 by an amount equal to 5% of the number of shares of Power Integrations’ common stock which was issued and outstanding on the last day of the preceding fiscal year. However, to comply with the Internal Revenue Code of 1986 (the “Code”), the 1997 Plan provides that the number of shares which may cumulatively be available for issuance upon the exercise of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, will remain fixed at 8,751,454 shares (the “ISO Issuance Limit”). Because the use of ISOs is an important factor in attracting and retaining qualified employees, the board of directors has amended the 1997 Plan, subject to stockholder approval, to increase the ISO Issuance Limit by 725,000 shares, to 9,476,454 shares, effective as of January 1, 2004. The increase in the ISO Issuance Limit contemplated by this amendment will NOT increase the total number of shares issuable under the 1997 Plan.

The stockholders are now being asked to approve the increase in the ISO Issuance Limit from 8,751,454 shares to 9,476,454 shares. The board of directors believes that approval of this amendment is in the best interests of Power Integrations and the stockholders because the ability to grant ISOs is an important factor in attracting, motivating and retaining qualified officers and employees essential to Power Integrations’ success and alignment of the officers and employees’ long-term interests with those of the stockholders.

Summary of the provisions of the 1997 Plan

The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is attached as Annex A.

General.    The 1997 Plan provides for the grant of ISOs and nonstatutory stock options. As of April 1, 2003, Power Integrations had outstanding options under the 1997 Plan to purchase an aggregate of 6,007,993 shares at a weighted average exercise price of $15.45 per share. As of the same date, options to purchase 1,806,316 shares of common stock granted pursuant to the 1997 Plan had been exercised, and there were 3,265,273 shares of common stock available for future grants under the 1997 Plan. As of the same date, options to purchase 60,796 shares of common stock were outstanding under the 1988 Stock Option Plan. Shares subject to outstanding options granted pursuant to the 1988 Plan, when canceled, become available for grant under the 1997 Plan. From the inception of the 1997 Plan to March 31, 2003, options to purchase 76,949 such shares have been canceled.

Shares subject to the 1997 Plan.    The initial maximum share reserve of the 1997 Plan was 4,264,454 shares, which amount is increased annually on the first day of the fiscal year, January 1, by a number of shares equal to 5% of the number of shares of issued and outstanding common stock on the preceding December 31. The latest annual increase on January 1, 2003 was equal to 1,431,243 shares, resulting in a maximum reserve of 11,040,794 shares. However, the number of shares available for grant at any time under the 1997 Plan is reduced by the number of shares which remain subject to options granted under the 1988 Plan plus the number of shares subject to options granted under the 1988 Plan that have been exercised after June 3, 1997, and as of April 1, 2003, such total was 2,830,263 shares.

Currently, the ISO Issuance Limit is 8,751,454 shares and this limit does not automatically increase each year. Subject to stockholder approval, the board of directors has amended the 1997 Plan to increase the ISO Issuance Limit by 725,000 shares to 9,476,454 shares, effective January 1, 2004. Under the Code, the number of ISOs that may be granted under a plan must be an amount that is determinable on the date that the stockholders approve the plan. Because the 1997 Plan’s share reserve increases each year and the amount of the increase is not determinable in advance, the ISO Issuance Limit was approved as a fixed number. Thus, although the total number of shares issuable under the 1997 Plan automatically increases each fiscal year, the ISO Issuance Limit of directors remains fixed. In order to allow Power Integrations to continue to grant ISOs to its employees, the board approved the increase in the ISO Issuance Limit. The proposed increase in the ISO Issuance Limit will not increase the total number of shares issuable under the 1997 Plan, but will allow Power Integrations to grant more ISOs to employees from the 1997 Plan’s share reserve.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure, appropriate adjustments will be made to the shares subject to the 1997 Plan, the ISO Issuance Limit, the limit of options for no more than 400,000 shares to any employee in any fiscal year and outstanding options. To the extent any outstanding option under the 1997 Plan expires or terminates prior to exercise in full or if Power Integrations repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the 1997 Plan and will again be available for issuance under the 1997 Plan.

In addition to the 1997 Plan, Power Integrations maintains the 1998 Nonstatutory Stock Option Plan, also referred to as the 1998 Plan, pursuant to which an aggregate of 1,000,000 shares of common stock may be issued. The 1998 Plan provides for the grant of nonstatutory stock options to employees and consultants of Power Integrations or any parent or subsidiary corporation of Power Integrations (excluding officers and directors), and as of April 1, 2003, options to purchase 508,651 shares of common stock granted pursuant to the 1998 Plan had been exercised, options to purchase an aggregate of 400,100 shares were outstanding, and 91,249 shares of common stock remained available for future grants under the 1998 Plan.

Administration.    The board of directors or a duly appointed committee of the board may administer the 1997 Plan. (For purposes of this discussion, the term “board” refers to either the board of directors or such committee.) With respect to the participation of individuals whose transactions in Power Integrations’ equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the 1997 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1997 Plan, the board determines the persons to whom options are to be granted, the number of shares to be covered by each option, and all other terms and conditions of the options. The 1997 Plan also provides, subject to certain limitations, that Power Integrations will indemnify any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from that person’s action or failure to act in administering the 1997 Plan. The board will interpret the 1997 Plan and options granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the 1997 Plan or any option under that plan.

Eligibility.    Generally, all employees, directors and consultants of Power Integrations or of any present or future parent or subsidiary corporations of Power Integrations are eligible to participate in the 1997 Plan. In addition, the 1997 Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. As of April 1, 2003, Power Integrations had approximately 277 employees, including eight (8) executive officers and seven (7) directors. Any person eligible under the 1997 Plan may be granted a nonstatutory option. However, only employees may be granted ISOs and no employee may be granted options for more than 400,000 shares during any fiscal year.

Terms and conditions of options.    Each option granted under the 1997 Plan is evidenced by a written agreement between Power Integrations and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. The exercise price per share must equal at least the fair market value of a share of Power Integrations’ common stock on the date of grant of an ISO and at least 85% of the fair market value of a share of the common stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who, at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Power Integrations or any parent or subsidiary corporation of Power Integrations (a “10% Stockholder”), must be at least

110% of the fair market value of a share of Power Integrations’ common stock on the date of grant. The fair market value of Power Integrations’ common stock is based on the trading price of Power Integrations’ shares on the Nasdaq National Market.

Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Power Integrations’ common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The board may nevertheless restrict the forms of payment permitted in connection with any option grant.

The board will specify when options granted under the 1997 Plan will become exercisable and vested. Generally, options granted under the 1997 Plan are exercisable on and after the date of grant, subject to the right of Power Integrations to reacquire, at the optionee’s exercise price, any unvested shares that the optionee holds upon termination of employment or service or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments, subject to the optionee’s continued employment or service. The maximum term of ISOs granted under the 1997 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. The 1997 Plan authorizes the board to grant nonstatutory stock options having a term in excess of ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee; provided, however, that to the extent permitted by the board and set forth in the option agreement, a nonstatutory stock option may be transferred pursuant to a domestic relations order.

Change in control.    The 1997 Plan provides that a “change in control” occurs in the event of:

•	a sale or exchange by the stockholders of more than 50% of Power Integrations’ voting stock,

•	a merger or consolidation involving Power Integrations,

•	the sale, exchange or transfer of all or substantially all of the assets of Power Integrations, or

•	a liquidation or dissolution of Power Integrations,

wherein, upon any such event, the stockholders of Power Integrations immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of Power Integrations, its successor, or the corporation to which the assets of Power Integrations were transferred.

Upon a change in control, the board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1997 Plan. To the extent that the options outstanding under the 1997 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

Our executive officers have entered into executive benefits agreements and stock option agreements pursuant to which vesting of options may accelerate and the post termination exercise period of an option may be extended. See “Employment contracts and termination of employment agreements and change of control arrangements.”

Termination or amendment.    Unless sooner terminated, no ISOs may be granted under the 1997 Plan after June 2, 2007. The board may terminate or amend the 1997 Plan at any time, but, without stockholder approval, the board may not adopt an amendment to the 1997 Plan which would increase the total number of shares of common stock reserved for issuance thereunder, change the class of persons eligible to receive ISOs, or require stockholder approval under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option’s status as an ISO or is necessary to comply with any applicable law.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to the persons identified below under the 1997 Plan since its inception are as follows:

a)	Balu Balakrishnan, president and chief executive officer, from January 2002 to present, 500,000 shares,

b)	Howard F. Earhart, former chief executive officer who resigned in January 2002, 602,058 shares,

c)	Dan Selleck, vice president marketing, 282,922 shares,

d)	Derek Bell, vice president engineering, 260,000 shares,

e)	John Tomlin, vice president operations, 245,000 shares,

f)	Clifford Walker, vice president corporate development, 338,870 shares,

g)	all current executive officers as a group, an aggregate of 2,760,908 shares,

h)	all current directors who are not executive officers as a group, an aggregate of 75,000 shares, and

i)	all employees, including current officers who are not executive officers, as a group, an aggregate of 5,358,059 shares.

Since its inception, no options have been granted under the 1997 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 1997 Plan.

Summary of federal income tax consequences of the 1997 Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

ISOs.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Power Integrations will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the determination date, (which is discussed in more detail below under “Nonstatutory stock options,”) and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Generally, for federal income tax purposes, Power Integrations should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

The difference between the option exercise price and the fair market value of the shares on the determination date of an ISO is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory stock options.    Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the determination date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. The determination date is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of the date on which the shares are transferable or the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. No tax deduction is available to Power Integrations with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. Power Integrations generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote required and board of directors’ recommendation

The affirmative vote of a majority of the votes cast on the proposal to increase the ISO Issuance Limit at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of Power Integrations’ common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

The board of directors believes that approval of the increase in the ISO Issuance Limit is in the best interests of Power Integrations and its stockholders.

Therefore, for the reasons stated above, the board of directors unanimously recommends a vote “FOR” approval of an increase in the ISO Issuance Limit.

PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On June 21, 2002, Power Integrations dismissed their independent auditors, Arthur Andersen LLP (“AA”), and engaged the services of KPMG LLP (“KPMG”) as their new independent auditors to audit the financial statements for the fiscal year ended December 31, 2003. After an evaluation of services provided by a number of independent accounting firms, the Audit Committee of the board of directors authorized the dismissal of AA and the engagement of KPMG. A representative of KPMG is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Power Integrations for the fiscal year ended December 31, 2002 by KPMG:

Audit Fees	$183,250
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$-0-

Power Integrations did not engage KPMG to provide advice regarding financial information systems design and implementation during the year ended December 31, 2002.

During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, Power Integrations had no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA’s satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of AA on the consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Power Integrations used reasonable efforts to receive a letter from AA indicating its concurrence with the disclosures in this and the preceding paragraph, but were unable to obtain such letter.

During fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, Power Integrations did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote required and board of directors’ recommendation

Stockholder ratification of the selection of KPMG as independent auditors is not required by the Power Integrations bylaws or otherwise. The board of directors, however, is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Power Integrations and their stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Power Integrations, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors unanimously recommends a vote “FOR” for ratifying the appointment of KPMG as Power Integrations’ independent auditors for the fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 1, 2003, with respect to the beneficial ownership of Power Integrations’ common stock by:

•	each person known by Power Integrations to be the beneficial owner of more than 5% of Power Integrations common stock,

•	each director and director nominee of Power Integrations,

•	each executive officer named in the Summary Compensation Table below, and

•	all executive officers and directors of Power Integrations as a group.

	Shares Owned
Beneficial Owners(1)	Number of Shares(2)	Percentage(3)
5% Stockholders
Ronald Juvonen(4) c/o Downtown Associates, LLC 674 Unionville Road, Suite 105 Kennett Square, PA 19348	1,754,300	6.05%

Westfield Capital Management Co. LLC(5) One Financial Center Boston, MA 02111	2,652,000	9.15%

Executive officers and directors
Balu Balakrishnan(6)	1,192,274	3.98%
Derek Bell(7)	222,000	*
Daniel M. Selleck(8)	239,151	*
John Tomlin(9)	247,205	*
Clifford J. Walker(10)	260,267	*
Alan D. Bickell(11)	54,749	*
Nicholas E. Brathwaite(12)	35,833	*
R. Scott Brown(13)	58,749	*
Howard F. Earhart(14)	486,045	1.66%
E. Floyd Kvamme(15)	196,389	*
Steven J. Sharp(16)	119,041	*
All executive officers and directors as a group (14 persons)(17)	3,672,486	11.47%

*	Less than 1%
(1)	Except as indicated in the footnotes to this table, Power Integrations believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws (where applicable) and to the information contained in the footnotes to this table.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Options held by executive officers are immediately exercisable but are subject to vesting which lapses over time.
(3)	Percentages are based on 28,986,486 shares of common stock outstanding on April 1, 2003, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 1, 2003, are deemed to be outstanding for the purposes of calculating that stockholder’s percentage beneficial ownership.
(4)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 14, 2003. The 1,754,300 shares of common stock are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates II, L.P., Downtown Associates IV, L.P. and Downtown

Associates V, L.P. (collectively referred to as the “Downtown Funds”). The general partner of the Downtown Funds is Downtown Associates, LLC (the “General Partner”). Ronald Juvonen, as the Managing Member of the General Partner, has sole power to vote and direct the disposition of all the shares of common stock held by the Downtown Funds. For the purposes of section 240.13d-3 of Regulation 13D-G as promulgated under the Securities Exchange Act of 1934, Ronald Juvonen is deemed to beneficially own 1,754,300 shares.

(5)	Based on a Schedule 13G filed with the SEC on January 16, 2003. Includes 2,652,000 common shares of stock beneficially owned by Westfield Capital Management Co. LLC (“Westfield”). Westfield has sole power to dispose of (or direct the disposition of) and vote (or direct the vote of) all 2,652,000 shares.
(6)	Includes 960,000 shares of common stock issuable upon exercise of options, of which 630,419 shares are subject to repurchase by Power Integrations as of May 30, 2003 (see footnote 2).
(7)	Includes 222,000 shares of common stock issuable upon exercise of options, of which 159,343 shares are subject to repurchase by Power Integrations as of May 30, 2003 (see footnote 2).
(8)	Includes 238,806 shares of common stock issuable upon exercise of options, of which 125,476 shares are subject to repurchase by Power Integrations as of May 30, 2003 (see footnote 2).
(9)	Includes 245,000 shares of common stock issuable upon exercise of options, of which 167,918 shares are subject to repurchase by Power Integrations as of May 30, 2003 (see footnote 2).
(10)	Includes 237,400 shares of common stock issuable upon exercise of options, of which 121,668 shares are subject to repurchase by Power Integrations as of May 30, 2003 (see footnote 2).
(11)	Includes 53,749 shares of common stock issuable upon exercise of options.
(12)	Includes 35,833 shares of common stock issuable upon exercise of options.
(13)	Includes 53,749 shares of common stock issuable upon exercise of options.
(14)	Includes 300,000 shares of common stock issuable upon exercise of options, of which 69,169 are subject to repurchase by Power Integrations as of May 30, 2003. Mr. Earhart, as a former officer of Power Integrations is entitled to exercise his unvested options subject to a right of repurchase.
(15)	Includes 63,749 shares of common stock issuable upon exercise of options.
(16)	Includes 63,749 shares of common stock issuable upon exercise of options.
(17)	See footnotes 6 through 16. Includes 3,027,785 shares of common stock issuable upon exercise of options, of which 1,273,993 shares are subject to repurchase by Power Integrations as of May 30, 2003.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the total compensation of the current chief executive officer, the four other most highly compensated executive officers, and a former chief executive officer for the fiscal years ended December 31, 2002, 2001 and 2000:

Summary Compensation Table

							Long term compensation awards	All other compensation(2)
Annual Compensation
Name and principal position	Year	Salary		Bonus(1)			No. of securities underlying options
Balu Balakrishnan(3) President and Chief Executive Officer	2002 2001 2000	$ $ $	316,019 275,796 221,923	$ $ $	210,432 58,314 29,051	(4)	200,000 300,000 80,000	$ $ $	759 759 867

Derek Bell(5) Vice President, Engineering	2002 2001	$ $	225,000 163,846	$ $	97,100 15,754		40,000 175,000	$ $	759 443

Daniel M. Selleck Vice President, Marketing	2002 2001 2000	$ $ $	235,062 225,815 215,015	$ $ $	97,100 17,874 15,051		50,000 45,000 45,000	$ $ $	759 759 867

John Tomlin(6) Vice President, Operations	2002 2001	$ $	222,404 39,295	$ $	122,100 0		25,000 175,000	$ $	759 127

Clifford J. Walker Vice President, Corporate Development	2002 2001 2000	$ $ $	216,334 198,606 176,293	$ $ $	97,100 16,320 113,433		65,000 35,000 30,000	$ $ $	759 759 867

Former Officer:

Howard F. Earhart(7) Chairman of the Board and Former Chief Executive Officer	2002 2001 2000	$ $ $	50,428 319,039 270,000	$ $ $	0 33,416 27,365		0 125,000 80,000	$ $ $	0 759 867

(1)	Bonuses are paid only if Power Integrations achieves its financial target for the year. Such bonuses are calculated based on a formula. See “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

(2)	Represents premiums paid by Power Integrations for life insurance coverage.

(3)	Mr. Balakrishnan was appointed president of Power Integrations in April 2001 and was appointed chief executive officer on January 21, 2002.

(4)	Includes $16,332 that was paid to Mr. Balakrishnan with respect to his work on a patent that was awarded to Power Integrations in 2002.

(5)	Mr. Bell joined Power Integrations in April 2001.

(6)	Mr. Tomlin joined Power Integrations in October 2001.

(7)	Mr. Earhart resigned as chief executive officer of Power Integrations on January 24, 2002. Mr. Earhart also served as president of Power Integrations in fiscal year 2001 until April 2001 when he resigned from that position.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides certain information concerning options to purchase Power Integrations’ common stock granted during the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table:

	Number of Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name					5%	10%
Balu Balakrishnan	200,000	12.51%	$14.82	2/21/12	$1,864,044	$4,723,853
Derek Bell	40,000	2.50%	$14.82	2/21/12	$372,809	$944,770
Daniel M. Selleck	50,000	3.13%	$14.82	2/21/12	$466,011	$1,180,963
John Tomlin	25,000	1.56%	$14.82	2/21/12	$233,005	$590,482
Clifford J. Walker	65,000	4.06%	$14.82	2/21/12	$605,814	$1,535,252

Former Officer:
Howard F. Earhart	0	0	0	N/A	0	0

(1)	Options granted in fiscal 2002 are immediately exercisable and generally vest fully within four years from the grant date subject to the optionee’s continued employment with Power Integrations. Such options generally vest at the rate of 1/8 on the six-month anniversary of the date of grant and 1/48 monthly thereafter. Power Integrations has a right to repurchase shares issued upon the exercise of unvested options until such shares become vested. Under the terms of the 1997 Plan, the administrator retains discretion, subject to the 1997 Plan limits, to modify the terms of outstanding options and to reprice outstanding options. The options have a term of 10 years, subject to earlier termination in certain situations related to termination of employment.

(2)	Based on options to purchase an aggregate of 1,599,022 shares that were granted in fiscal 2002.

(3)	All options were granted at an exercise price equal to the fair market value of Power Integrations’ stock on the date of grant.

(4)	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Power Integrations’ estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES FOR FISCAL 2002 AND FISCAL 2002 YEAR-END VALUES

The following table provides certain information concerning exercises of options to purchase Power Integrations’ common stock during the fiscal year ended December 31, 2002, and unexercised options held as of December 31, 2002, by the persons named in the Summary Compensation Table above:

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Values

	Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at 12/31/02		Value of Unexercised in-the-Money Options at 12/31/02(1)
Name			Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Balu Balakrishnan	0	$0	660,000	—	$2,283,496	—
Derek Bell	28,000	$282,600	187,000	—	$807,500	—
Daniel M. Selleck	0	$0	193,806	—	$808,537	—
John Tomlin	0	$0	200,000	—	$54,500	—
Clifford J. Walker	0	$0	192,400	—	$544,872	—

Former Officer:
Howard F. Earhart	0	$0	330,000	—	$1,062,180	—

(1)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2002 of $17.00 per share, as reported as the closing price on the Nasdaq National Market, minus the aggregate exercise price.

(2)	Fair market price on date of exercise, less exercise price.

(3)	The options in the table above are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of Power Integrations which lapses ratably over 50 months for the 1998 Plan or 48 months for the 1997 Plan and entitles Power Integrations to repurchase unvested shares at their original issuance price.

No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2002 to any person named in the Summary Compensation Table above. Power Integrations does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the officers in the Summary Compensation Table above.

Compensation of directors

With the exception of the Audit Committee chairman, directors of Power Integrations receive $3,750 per quarter for services provided as a director and $1,000 for each meeting they attend, and beginning in 2003, Mr. Bickell, as Audit Committee chairman, will receive a $5,000 quarterly payment. Directors are reimbursed for all reasonable travel and related expenses incurred in connection with attending board and committee meetings. Directors who are not employees of Power Integrations receive yearly grants of options to purchase common stock under the 1997 Outside Directors Stock Option Plan. During fiscal 2002, Messrs. Bickell, Brathwaite, Brown, Kvamme and Sharp were each granted an option to purchase up to 10,000 shares of Power Integrations common stock under this plan. Mr. Earhart waived his right to receive a fee and grant of stock options as compensation for his services as a director.

Employment contracts and termination of employment and change of control arrangements

Executive Benefits Agreements.    At a meeting held on April 18, 2002, the Compensation Committee approved Executive Benefits Agreements between Power Integrations and Balu Balakrishnan, a director and the chief executive officer, and each of the other executive officers, including Derek Bell, vice president, engineering, John M. Cobb, vice president, finance and administration and chief financial officer, Bruce Renouard, vice president, worldwide sales, Daniel M. Selleck, vice president, marketing, John Tomlin, vice president, operations, and Clifford J. Walker, vice president, corporate development. Mr. Morrish, vice president, strategic marketing and applications, entered into an Executive Benefit Agreement when he joined Power Integrations in August 2002. The Executive Benefits Agreements provide for acceleration of the vesting of stock options on a change of control of Power Integrations, severance benefits in the event of a termination of employment under certain circumstances on or within 18 months following a change of control of Power Integrations, severance benefits in the event of a termination of employment without cause or resignation for good reason prior to a change of control of Power Integrations or subsequent to 18 months following a change of control, and retirement benefits upon an executive’s completion of time and service requirements.

Fifty percent of the then unvested shares for Mr. Balakrishnan (increased to 100% if the acquiring company does not assume the options) and 25% of the then unvested shares for the other executive officers (increased to 50% if the acquiring company does not assume the options) vest upon a change of control. A change of control is defined generally as acquisition by any person of a beneficial ownership of 50% or more of Power Integrations’ voting stock, certain mergers or other business combinations involving Power Integrations, the sale of more than 50% of Power Integrations’ assets, liquidation of Power Integrations or change in the majority of the incumbent members of the board of directors (except changes in the board of directors’ composition approved by a majority of the directors).

Each executive is entitled to severance benefits in the event that the executive is terminated without cause or resigns for good reason, on or within 18 months following a change of control. “Cause” includes, among other acts, a material act of theft, fraud, improper disclosure of confidential information, or an intentional act by an executive causing harm to the reputation of Power Integrations and “good reason” includes, among other acts, a material decrease in an executive’s compensation, responsibility level or relocation of more than 50 miles from executive’s current work place. Mr. Balakrishnan is entitled to a lump sum cash payment equal to twelve months of his annual salary plus target incentive bonus, acceleration of 100% of all his then unvested stock options, extension of the post termination stock option exercise period to one year, and continued medical and dental coverage under the Power Integrations health plans for twelve months at Power Integrations’ expense. Each of the other executive officers is entitled to a lump sum cash payment equal to six months of his annual salary and 50% of his target incentive bonus, acceleration of 50% of his then unvested stock options, extension of the post termination stock option exercise period to one year and continued medical and dental coverage under the Power Integrations health plans for six months at Power Integrations’ expense.

An executive is entitled to retirement benefits if he has served Power Integrations for a given number of years, has achieved a certain age and is not employed elsewhere, full or part time, or otherwise engaged in competition with Power Integrations. Mr. Balakrishnan is entitled to the extension of his post termination stock option exercise period for vested options for the term of the option and medical and dental benefits for his immediate family at Power Integrations’ expense until he achieves the age of 65; thereafter, participation in the health plans would be at Mr. Balakrishnan’s expense. Each of the other executive officers are entitled to the extension of his post termination stock option exercise period for vested options for the earlier of five years or the term of the option and medical and dental benefits for the executive officer’s immediate family at Power Integrations expense until the executive officer achieves the age of 65; thereafter, participation in the health plans would be at the executive officer’s expense. The post termination exercise period for the vested stock options will be extended only if such extension does not require Power Integrations to incur a compensation expense for financial statement purposes. These retirement benefits will also become available if Mr. Balakrishnan or each of the other executive officers terminates his employment due to death or disability.

If any part of the benefits provided under the Executive Benefits Agreements are determined by Power Integrations’ accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, the benefits will (i) either be reduced to the minimum extent necessary to have no excess parachute payment or (ii) be subject to the parachute payment, whichever amount provides the greatest amount of benefits.

Stock option agreements.    On February 21, 2002, the Compensation Committee granted Mr. Balakrishnan options to purchase 200,000 shares of common stock, Mr. Bell options to purchase 40,000 shares of common stock, Mr. Cobb options to purchase 50,000 shares of common stock, Mr. Renouard options to purchase 150,000 shares of common stock, Mr. Selleck options to purchase 50,000 shares of common stock, Mr. Tomlin options to purchase 25,000 shares of common stock, and Mr. Walker options to purchase 65,000 shares of common stock. Each grant is subject to a stock option agreement with terms pertaining to acceleration of vesting and extension of post termination exercise periods which are substantially identical to the terms appearing in the Executive Benefits Agreements described above.

On August 5, 2002, the Compensation Committee granted Andrew Morrish, vice president, strategic marketing and applications, an option to purchase 130,000 shares of common stock.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Power Integrations’ executive officers, directors and persons who beneficially own more than 10% of Power Integrations’ common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish Power Integrations with copies of all Section 16(a) forms that they file.

Based solely on review of the forms furnished to Power Integrations and written representations from certain reporting persons, Power Integrations believes that all filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of Power Integrations common stock were complied with in fiscal 2002.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Power Integrations’ common stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of December 31, 2002, including the Power Integrations 1988 Stock Option Plan, the Power Integrations 1997 Stock Option Plan, the Power Integrations 1997 Outside Directors Stock Option Plan, the Power Integrations 1997 Employee Stock Purchase Plan and the Power Integrations 1998 Non-Statutory Stock Option Plan.

Plan category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights (b)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by security holders	78,835 5,100,086 360,000 N/A	(1) (2) (3) (4)	$ $ $	0.6394 14.7660 20.9181 N/A	0 2,969,178 386,668 470,603
Equity compensation plans not approved by security holders	442,718	(5)		$15.6996	81,768

Total	5,981,639			$15.0196	3,908,217

(1)	Issued under the Power Integrations 1988 Stock Option Plan.

(2)	Issued under the Power Integrations 1997 Stock Option Plan. The shares reserved for issuance under the 1997 Plan are subject to an automatic increase on January 1 of each year by a number of shares equal to 5% of the issued and outstanding common stock on the preceding December 31.

(3)	Issued under the Power Integrations 1997 Outside Directors Stock Option Plan.

(4)	Issued under the Power Integrations 1997 Employee Stock Purchase Plan.

(5)	Issued under the Power Integrations 1998 Nonstatutory Stock Option Plan.

Although the principal features of the 1998 Nonstatutory Stock Option Plan, also referred to as the 1998 Plan, are summarized below, the summary is qualified in its entirely by the full text of the 1998 Plan. Stockholder approval of the 1998 Plan was not required.

Summary of the 1998 Plan

General.    The purpose of the 1998 Plan is to advance the interests of Power Integrations and its stockholders by providing an incentive program that will enable Power Integrations to attract, retain and reward persons performing services for Power Integrations and by motivating these persons to contribute to the growth and profitability of Power Integrations. These incentives are provided through the grant of nonstatutory stock options.

Shares Subject to Plan.    A maximum of 1,000,000 of the authorized but unissued or reacquired shares of Power Integrations’ common stock may be issued under the 1998 Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by Power Integrations, the expired or repurchased shares are returned to the 1998 Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the 1998 Plan and to the shares subject to and purchase prices under outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Power Integrations.

Administration.    The 1998 Plan will be administered by the board of directors or a duly appointed committee of the board of directors. (For purposes of this discussion, the term “board” refers to either the board of directors or such committee.) Subject to the provisions of the 1998 Plan, the board determines the persons to whom options are to be granted, the number of shares to be covered by each option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to Power Integrations upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The 1998 Plan provides, subject to certain limitations, for indemnification by Power Integrations of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 1998 Plan. The board will interpret the 1998 Plan and options granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the 1998 Plan or any option.

Eligibility.    Options may be granted under the 1998 Plan to employees and consultants of Power Integrations or of any present or future parent or subsidiary corporations of Power Integrations (excluding officers and directors). As of April 1, 2003, Power Integrations had approximately 269 employees who would be eligible under the 1998 Plan. As of April 1, 2003, options to purchase 508,651 shares of common stock granted pursuant to the 1998 Plan had been exercised, option to purchase an aggregate of 400,100 shares were outstanding, and 91,249 shares of common stock remained available for future grants under the 1998 Plan.

Stock Option Terms.    Each option granted under the 1998 Plan will be evidenced by a written agreement between Power Integrations and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1998 Plan. Nonstatutory stock options must have an exercise price equal to at least 85% of the fair market value of a share of common stock on the date of grant. The fair market value of Power Integrations’ common stock is based on the trading price of Power Integrations’ shares on the Nasdaq National Market.

Generally, the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by means of a promissory note, by such other lawful consideration as approved by the board or by any combination of these. Nevertheless, the board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by Power Integrations, through the optionee’s surrender of a portion of the option shares to Power Integrations.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the board. The maximum term of an option granted under the 1998 Plan is ten years. An option generally will remain exercisable for three months following the optionee’s termination of service. However, if such termination results from the optionee’s death or disability, the option generally will remain exercisable for six months. In any event, the option must be exercised no later than its expiration date.

Nonstatutory stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Change in Control.    The 1998 Plan provides that a “change in control” occurs in the event of:

•	a sale or exchange by the stockholders of more than 50% of Power Integrations’ voting stock,

•	a merger or consolidation involving Power Integrations,

•	the sale, exchange or transfer of all or substantially all of the assets of Power Integrations, or

•	a liquidation or dissolution of Power Integrations,

wherein, upon any such event, the stockholders of Power Integrations immediately before such event do not retain direct or indirect beneficial ownership of at least 50% of the total combined voting power of the voting stock of Power Integrations, its successor, or the corporation to which the assets of Power Integrations were transferred.

Upon a change in control, the board may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1998 Plan. To the extent that the options outstanding under the 1998 Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

Termination or Amendment.    The board may terminate or amend the 1998 Plan at any time. However, no termination or amendment may affect an outstanding option unless expressly provided by the board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to comply with any applicable law, regulation or rule.

Summary of U.S. federal income tax consequences of options granted under the 1998 Plan

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to Power Integrations with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. Power Integrations generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

On December 31, 2002, Alan D. Bickell, R. Scott Brown and E. Floyd Kvamme were members of the Compensation Committee. Each member of the Compensation Committee is a non-employee member of the board of directors. For fiscal year ended December 31, 2002, all decisions concerning executive compensation were made by the Compensation Committee as constituted on December 31, 2002. This committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Power Integrations. The Compensation Committee reviews the chief executive officer’s recommendations regarding the performance and compensation levels for executive officers other than Power Integrations’ chief executive officer.

Overview

The goals of Power Integrations’ executive officer compensation policies are to attract, retain and reward executive officers who contribute to Power Integrations’ success, to align executive officer compensation with Power Integrations’ performance and to motivate executive officers to achieve Power Integrations’ business objectives. Power Integrations uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys and other data to enable the committee to compare Power Integrations’ compensation package with that of similarly-sized high technology companies in Power Integrations’ geographic area.

Salary

Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in Power Integrations’ geographic area. Commencing with the 2002 fiscal year, in determining the salaries of the executive officers, the Compensation Committee considered information provided by Power Integrations’ chief financial officer, as well as salary surveys and similar data prepared by AON Consulting Radford Division, an employment compensation consulting firm. In preparing the performance graph set forth in the section entitled “COMPARISON OF STOCKHOLDER RETURN,” Power Integrations has selected the CRSP Index for Nasdaq Electronic Components Stocks as its published industry index; however, the companies included in the Power Integrations’ salary surveys are not necessarily those included in this index, because companies in the index may not compete with Power Integrations for executive talent, and companies which do compete for executive officers may not be publicly traded.

The chief executive officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Compensation Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of Power Integrations in considering salary adjustments.

Bonus compensation

Target cash bonuses for each executive officer are set annually by the Compensation Committee and are based on the anticipated relative contribution of each executive officer to Power Integrations’ financial performance. The cash bonuses are paid annually. The actual amounts of the bonuses are determined by a formula which uses Power Integrations’ financial performance as its principal variable.

Stock options

Power Integrations strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in Power Integrations’ geographic area for similar positions, the responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 2002, the

Compensation Committee approved, by a unanimous written consent, stock option grants under the 1997 Plan to certain of the executive officers. See “OPTION GRANTS IN LAST FISCAL YEAR.”

Executive benefits agreements

In fiscal 2002, the Compensation Committee reviewed its policy regarding change of control agreements for executive officers. The Compensation Committee recognized the need to provide enhanced financial security to the executive officers, to promote the retention of the executive officers’ services, and with respect to a change of control, to induce such officers to remain employed during the uncertainty engendered by the possibility or pendency of a change of control or similar events. The Compensation Committee also concluded that the executive benefits agreements provided retention incentives more in line with similar incentives at comparable companies. Accordingly, in fiscal 2002, the Compensation Committee approved executive benefits agreements and stock option agreements pursuant to which stock options were granted in fiscal 2003 for each of the executive officers. These executive benefits agreements provide severance benefits, including acceleration of vesting of stock options upon a change of control and in the event of an involuntary termination prior to or within 18 months of a change of control, and certain retirement benefits, including medical and dental benefits and extension of post-termination exercise periods for stock options upon the retirement of an executive officer who has met certain age and service requirements. The stock option agreements provide for terms pertaining to acceleration of vesting and extension of post termination exercise periods which are substantially identical to the terms appearing in the executive benefits agreements. These executive benefits agreements and stock option agreements are described further in this proxy statement in the section entitled “Employment contracts and termination of employment and change of control arrangements.”

Compensation of chief executive officer

Balu Balakrishnan has served as president and chief executive officer since January 2002. The Compensation Committee set Mr. Balakrishnan’s 2002 compensation, including a base salary of $320,000, in fiscal 2002. In determining eligibility for bonus compensation, the Compensation Committee reviewed Mr. Balakrishnan’s performance with regard to Power Integrations financial performance objectives. Mr. Balakrishnan received a bonus of $194,100 in connection with Power Integrations’ financial performance for 2002. In addition, as a result of his work on a patent that was awarded to Power Integrations in 2002, Mr. Balakrishnan, pursuant to Power Integrations’ policy applicable to all employees, received a bonus of $16,332. Also, the board of directors granted Mr. Balakrishnan options to purchase 200,000 shares of Power Integrations’ common stock based on the responsibilities and expected contributions of Mr. Balakrishnan, the compensation of chief executive officers at similarly situated companies and the retention value of the grant.

Deductibility of executive compensation

Power Integrations has considered the provisions of Section 162(m) of the Code and the related Treasury Department regulations which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent the compensation exceeds $1,000,000 for any of those officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1988 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that other components of Power Integrations’ compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

THE COMPENSATION COMMITTEE

Alan D. Bickell

R. Scott Brown

E. Floyd Kvamme

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Power Integrations’ financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG is responsible for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three directors each of whom, in the judgment of the board of directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to the Audit Committee Charter that has been adopted by the board of directors. A copy of this charter, as amended April 15, 2002, is attached to this proxy statement as Annex B.

The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with audit committee). The Committee has met with KPMG, with and without management present, to discuss the overall scope of KPMG’s audit, the results of its examinations, its evaluations of Power Integrations’ internal controls and the overall quality of its financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Power Integrations that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Power Integrations board of directors that Power Integrations’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE

Alan D. Bickell

Nicholas Brathwaite

E. Floyd Kvamme

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Power Integrations’ common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the CRSP Index for Nasdaq Electronic Components Stocks (“Nasdaq Electronic Components”) for the period commencing on December 31, 1997 and ending on December 31, 2002.(1)

Comparison of cumulative total return from December 31, 1997 through December 31, 2002

Power Integrations, Inc., Nasdaq Stock Market—US Index and the CRSP Index for

Nasdaq Electronic Components Stocks

	December 31,
	1997	1998	1999	2000	2001	2002
Power Integrations, Inc.	100.0	270.9	1,036.5	248.6	493.8	367.6
Nasdaq Stock Market (U.S. Companies)	100.0	141.0	261.5	157.8	125.2	86.5
Nasdaq Electronic Components Stocks SIC 3670-3679 US & Foreign	100.0	154.5	287.3	236.1	160.9	86.2

(1)	Assumes that $100.00 was invested on December 31, 1997 in Power Integrations’ common stock at the closing price of $4.62 and at the closing sales price for each index on that date and that any dividends were reinvested. All stock prices in the chart above have been adjusted to reflect a two-for-one stock split that occurred on November 8, 1999. No dividends have been declared on the common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2004 annual meeting of the stockholders of Power Integrations must be received by Power Integrations, addressed to the secretary, at the principal executive offices, not later than January 4, 2004, and satisfy the conditions established by the SEC for stockholder proposals to be included in Power Integrations’ proxy statement for that meeting. Stockholder business that is not intended for inclusion in the proxy materials may be brought before the annual meeting so long as Power Integrations receives notice of the proposal as specified by Power Integrations’ Bylaws, addressed to the secretary at its principal executive offices no later than January 4, 2004.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the board of directors

John M. Cobb

Secretary

April 30, 2003

ANNEX A

POWER INTEGRATIONS, INC.

1997 STOCK OPTION PLAN, AS AMENDED

1.    Establishment, Purpose and Term of Plan.

1.1    Establishment.    The Power Integrations, Inc. 1997 Stock Option Plan (the “Plan”) is hereby established effective as of June 3, 1997 (the “Effective Date”).

1.2    Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3    Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.    Definitions and Construction.

2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)  “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)  “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)  “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)  “Company” means Power Integrations, Inc., a Delaware corporation, or any successor corporation thereto.

(e)  “Consultant” means any person, including a n advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f)  “Director” means a member of the Board or of the board of directors of any other Participating Company.

(g)  “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company group because of the sickness or injury of the Optionee.

(h)  “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)  If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

(ii)  If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k)  “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(l)  “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m)  “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(n)  “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(o)  “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

(p)  “Optionee” means a person who has been granted one or more Options.

(q)  “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r)  “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(s)  “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(t)  “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(u)  “Section 162(m)” means Section 162(m) of the Code.

(v)  “Securities Act” means the Securities Act of 1933, as amended.

(w)  “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the

Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(x)  “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(y)  “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(z)  “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1    Administration by the Board.    The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.2    Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.3    Powers of the Board.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

(a)  to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b)  to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)  to determine the Fair Market Value of shares of Stock or other property;

(d)  to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e)  to approve one or more forms of Option Agreement;

(f)  to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g)  to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(h)  to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i)  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

3.4    Committee Complying with Section 162(m).    If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

4.    Shares Subject to Plan.

4.1    Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be the sum of (a) 1,386,764 shares, and (b) the number of shares of Stock, as of the Effective Date, subject to outstanding options granted pursuant to the Company’s 1988 Stock Option Plan (the “Prior Plan”), which amount is 2,877,690 (the “Prior Plan Options”), resulting in an aggregate total of 4,264,454, increased on the first day of each fiscal year of the Company beginning on or after January 1, 1999 by a number of shares equal to five percent (5%) of the number of shares of Stock issued and outstanding on the last day of the preceding fiscal year (the “Share Reserve”). The Share Reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, the Share Reserve, determined at any time, shall be reduced by the number of shares remaining subject to outstanding Prior Plan Options. In addition, except as adjusted pursuant to Section 4.2, in no event shall more than 6,704,454 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”); provided, however, that the ISO Share Issuance Limit shall be increased to 8,751,454 shares of Stock effective as of January 1, 2003. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

4.2    Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Issuance Limit set forth in Section 4.1, the Section 162(m) Grant Limit set forth in Section 5.4 and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility And Option Limitations.

5.1    Persons Eligible for Options.    Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

5.2    Option Grant Restrictions.    Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3    Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.4    Section 162(m) Grant Limit.    Subject to adjustment as provided in Section 4.2, at any such time as a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than four hundred thousand (400,000) shares of Stock (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.    Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price.    The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2    Exercise Period.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

6.3    Payment of Exercise Price.

(a)  Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by the Optionee’s promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)  Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c)  Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(d)  Payment by Promissory Note.    No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4    Tax Withholding.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

6.5    Repurchase Rights.    Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6    Effect of Termination of Service.

(a)  Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee’s termination of Service as follows:

(i)  Disability.    If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)  Death.    If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of six (6) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

(iii)  Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within three (3) months (or such longer or shorter period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)  Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)  Extension if Optionee Subject to Section16(b).    Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

7.    Standard Forms of Option Agreement.

7.1     Incentive Stock Options.    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2    Nonstatutory Stock Options.    Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a “Nonstatutory Stock Option” shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.3     Standard Term of Options.    Except as otherwise provided in Section 6.2 or by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

7.4    Authority to Vary Terms.    The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

8.    Change in Control.

8.1    Definitions.

(a)  An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i)  the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(ii)  a merger or consolidation in which the Company is a party;

(iii)  the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv)  a liquidation or dissolution of the Company.

(b)  A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2    Effect of Change in Control on Options.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. For purposes of this Section 8.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

9.    Provision of Information.

Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

10.    Transferability of Options.

During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution, provided, however, that to the extent permitted by the Board and set forth in the agreement evidencing such Option, a Nonstatutory Stock Option may be transferred pursuant to a domestic relations order (as defined in Section 414(p) of the Code).

11.    Compliance with Securities Law.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.    Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

13.    Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

ANNEX B

POWER INTEGRATIONS, INC.

Charter for the Audit Committee

of the Board of Directors

Purpose

The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries; to provide to the Board of Directors the results of its examinations and recommendations; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate independent auditors; and to provide the Board with any additional information and materials it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee will undertake those specific duties and responsibilities listed below.

Membership

The Audit Committee will consist of at least three (3) members of the Board and shall be composed of directors who are independent of the management of the Company and are free of any relationship that would interfere with their exercise of independent judgment as committee members. Each member will be an “independent director” as defined in the listing standards for The Nasdaq Stock Market; each member will be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement; and at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities. The members of the Audit committee will be appointed by and will serve at the discretion of the Board of Directors.

Meetings

The Audit Committee will meet at least annually in addition to the following:

The Audit Committee will meet separately with the chief financial officer at least once each quarter to review the financial affairs of the Company and will meet separately with the chief executive officer at least once each year to review the financial affairs of the Company.

The Audit Committee will meet at least quarterly with the independent auditors of the Company to review the independent auditors’ quarterly or annual examinations, management reports or other matters relating to the independent auditors’ audits and reviews.

Responsibilities

The responsibilities of the Audit Committee shall include:

1.	Evaluating and recommending the reappointment or replacement of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis, considering independence and effectiveness, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor, and evaluating and selecting an alternate should it be determined that the current auditors should be replaced.

2.	Recommending to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

3.	Approving the retention of the independent auditor for any non-audit service and the fee for such service.

4.	Reviewing the nature and scope of other professional services provided to the Company by the independent auditors and considering the relationship to the auditors’ independence, including obtaining from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and taking appropriate action to oversee the independence of the independent auditor.

5.	Meeting with the independent auditors and financial management of the Company to review 1.) the scope of the proposed audit for the current year, 2.) the audit procedures to be utilized, and 3.) the adequacy of the independent auditor’s compensation.

6.	Reviewing and reassessing the Audit Committee Charter periodically, as conditions dictate.

7.	Reviewing the quarterly and annual financial statements and audit results prior to the filing of the Company’s Form 10-Qs and Form 10-Ks with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders and to discuss the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors judgment, quality of the Company’s accounting and any uncorrected misstatements as a result of the auditor’s quarterly review, as well as significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management.

8.	Determining whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

9.	Reviewing the regular Management Letter to management prepared by the independent auditors and management’s response.

10.	Reviewing and discussing with management and the independent auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

11.	Verifying with the independent auditors the adequacy of the Company’s system of internal controls and internal reconciliation and reviewing the integrity of the Company’s financial reporting process, both internal and external, including disclosures of insider and affiliated party transactions.

12.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

13.	Overseeing compliance with SEC requirements regarding disclosure of auditor’s services and independent status and each audit committee member’s independence and activities and preparing a report for inclusion in the Company’s annual proxy statement as required by the SEC.

14.	Providing oversight and review of the Company’s asset management policies, including an annual review of the company’s investment policies and performance for cash and short-term investments.

15.	Performing other oversight functions as requested by the full Board of Directors.

16.	Providing sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of the Company’s management present.

17.	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions.

18.	In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions.

Investigations

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

Minutes

The Audit Committee will maintain written minutes of its meetings and those minutes will be filed with the minutes of the meetings of the Board of Directors.

*****

DETACH HERE

PROXY

POWER INTEGRATIONS, INC.

Proxy for the Annual Meeting of Stockholders

To be held on June 4, 2003

Solicited by the Board of Directors

The undersigned hereby appoints Balu Balakrishnan and John M. Cobb, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Power Integrations, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5245 Hellyer Avenue, San Jose, CA 95138 at 1:00 p.m., local time, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 30, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

POWER INTEGRATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/powi	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above		2.	Enter your Voter Control Number listed above and
	and follow the easy steps outlined on the secured			follow the easy recorded instructions.
	website.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. A vote FOR the following proposals is recommended by the Board of Directors.

1.	To elect the following two persons as Class III directors to hold office for a three-year term and until their successors are elected and qualified: Nominees: (01) Howard F. Earhart and (02) Alan D. Bickell			2.

To approve an amendment to the Company’s 1997 Stock Option Plan which provides that effective January 1, 2004, 725,000 shares which would otherwise only be available for grant under such plan pursuant to nonstatutory stock options may instead be granted pursuant to incentive stock options.

						FOR ☐	AGAINST ☐	ABSTAIN ☐
		FOR ☐	WITHHELD ☐	3.	To ratify the appointment of KPMG LLP as the Company’s new independent auditors for the fiscal year ended 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

	For all nominees except as noted above				MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Please sign here. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature:                                   Date:                           Signature:                                   Date: